Exhibit 10.7

AMKOR TECHNOLOGY, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL TIME-VESTED RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, each term used in this Global Time-Vested Restricted Stock Unit Award Agreement, including the general terms and conditions for all non-U.S. Participants and the additional terms and conditions for certain countries, all as set forth in the appendix attached hereto (the “Appendix” and, together with the Global Time-Vested Restricted Stock Unit Award Agreement, the “Award Agreement”) and defined in the Amkor Technology, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same meaning as is given to such term in the Plan.

Participant Name:

You have been granted the right to receive an Award of Time-Vested Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units Granted

1. Grant. The Company hereby grants to the individual named above (“Participant”) under the Plan as a separate incentive and not in lieu of any salary or other compensation for Participant’s services, an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in this Award Agreement. Unless otherwise provided in the vesting provisions set forth in this Award Agreement, Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant has been continuously a Service Provider from the Date of Grant until the date such vesting is scheduled to occur. For the avoidance of doubt, unless otherwise set forth in Section 4 of this Award Agreement, employment or other service during only a portion of the vesting period until the respective vesting date shall not entitle Participant to vest in a pro rata portion of the Restricted Stock Units scheduled to vest on such date.

Vesting Date	Number of Time-Vested Restricted Stock Units that Vest
[insert]	25%

[insert]	25%

[insert]	25%

[insert]	25%

3. Settlement.

(a) Subject to Section 7 hereof, promptly following each applicable vesting date (including any accelerated vesting date under Section 4), and in any event within forty-five (45) days thereof, the Company shall, in the Administrator’s sole discretion, either (i) pay to Participant an amount in cash equal to the Fair Market Value of the Shares represented by the RSUs that vested as of the most recent vesting date or (ii) (a) issue and deliver to the Participant the number of Shares equal to the number of vested Restricted Stock Units and (b) enter Participant’s name on the books of the Company as the stockholder of record with respect to the Shares delivered to Participant.

4. Termination of Status as a Service Provider.

(a) Termination Due to Death or Disability. If Participant’s status as a Service Provider is terminated due to death or Disability before this Award is vested in full, this Award shall automatically and immediately vest in full.

(b) Termination Due to Retirement. If Participant’s status as a Service Provider is terminated due to Retirement (as defined herein) before this Award is vested in full, Participant shall become vested at the time of Retirement, with respect to that number of Restricted Stock Units that would next become vested under the Award multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last vesting date and the denominator of which is 365. Any portion of this Award that is not vested following application of the preceding sentence shall terminate and automatically be cancelled as of the date of Participant’s Retirement. For purposes of this Award Agreement, “Retirement” shall mean Participant’s resignation from the Company (or the Subsidiary employing or retaining Participant) on or after the date on which the sum of (i) Participant’s age (rounded down to the nearest whole month) plus (ii) the number of years (rounded down to the nearest whole month) that Participant has been a Service Provider, equals or is greater than seventy-five (75).

Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in Participant’s jurisdiction that likely would result in the favorable treatment that applies to the Award when Participant’s status as a Service Provider terminates as a result of Participant’s Retirement being deemed unlawful and/or discriminatory, the provisions of this Section 4(b) regarding the treatment of the Award when Participant’s status as a Service Provider terminates as a result of Participant’s Retirement will not be applicable to Participant and the remaining provisions of this Award Agreement will govern.

(c) Termination Following Change in Control. If the Award is assumed by the successor corporation or an affiliate thereof in connection with the Change in Control and Participant’s status as a Service Provider is terminated by the Company (or the Subsidiary employing or retaining Participant) other than for Cause, or by Participant for Good Reason, within twenty-four (24) months following a Change in Control, this Award shall automatically and immediately vest in full. For purposes of this Award Agreement, “Good Reason” shall mean: (i) a material reduction in Participant’s authority, duties or responsibilities; (ii) a material reduction in Participant’s base salary or bonus opportunity (other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions); or (iii) any material breach by the Company of any material provision of this Agreement. However, Good Reason shall not be deemed to exist unless (x) Participant shall have given written notice to the Company specifying in reasonable detail the circumstances that Participant alleges constitute Good Reason within thirty (30) calendar days of learning of such act or omission and (y) the Company has failed to cure any such circumstances within thirty (30) calendar days of receipt of such written notice.

5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, but subject to the vesting provisions set forth in this Award Agreement and Section 4 above, the balance of the Restricted Stock Units that have not vested at the time of Participant’s termination as a Service Provider for any reason will be forfeited (with no consideration due to Participant) and Participant will have no further rights thereunder.

6. Death of Participant. Notwithstanding any provision of this Award Agreement to the contrary, any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate, Participant’s legal heirs or, provided such designation has been permitted by the Company and/or is valid under Applicable Laws, Participant’s designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Responsibility for Taxes.

(a) Participant acknowledges and agrees that, regardless of any action taken by the Company or, if different, the Subsidiary to which Participant is providing services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, or the subsequent sale of Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s salary, wages or other compensation payable to Participant by the Company and/or the Service Recipient; (ii) withholding from proceeds of the sale of the Shares subject to the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); (iii) withholding Shares subject to the Restricted Stock Units; or (iv) any method determined by the Administrator to be in compliance with Applicable Laws. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act at the time the withholding obligation for Tax-Related Items becomes due, the Administrator will satisfy any applicable withholding obligation by directing the Company to withhold Shares subject to the Restricted Stock Units (except in the case of U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items which become payable in a year prior to the year in which the Shares are issued).

(c) The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, Participant is deemed to have received the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

(d) Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of the Shares acquired upon vesting of the Award, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until the Restricted Stock Units have vested and are settled by the issuance of Shares in accordance with Section 3, the Share issuance is recorded on the records of the Company or its transfer agents or registrars, and certificates representing such Shares have been issued (if the Shares are certificated or evidence of book entry if the Shares are not certificated) and delivered to Participant. After such vesting, settlement, issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares for which such conditions are met, including voting and receipt of dividends and distributions on such Shares. Participant shall not be entitled to any Dividend Equivalents with respect to the Restricted Stock Units to reflect any dividends payable on Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THESE RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING AND SETTLEMENT SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR THE SERVICE RECIPIENT, AS APPLICABLE. TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Appendix. For Participants outside the United States, the Restricted Stock Units shall be subject to the general terms and conditions for all non-U.S. Participants and the additional terms and conditions for certain countries set forth in the Appendix attached hereto. Moreover, if Participant relocates from the U.S. to one of the countries included in the Appendix or if Participant relocates between countries included in the Appendix during the vesting period of the Restricted Stock Units, the general terms and conditions for non-U.S. Participants and the additional terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges that he or she should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Restricted Stock Units.

12. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its General Counsel at Amkor Technology, Inc., 2045 East Innovation Circle, Tempe, AZ 85284, or at such other address as the Company may hereafter designate in writing.

13. Waivers. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participants.

14. Grant is Not Transferable. Except to the limited extent provided in Section 6, the unvested Restricted Stock Units subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Restricted Stock Units subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto (provided that neither the Restricted Stock Units nor this Award Agreement may be assigned by Participant).

16. Additional Conditions. The Company will not be required to issue any certificate or certificates (or evidence of book entry) for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Laws or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other U.S. or non-U.S. governmental regulatory body, which the Administrator, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. or non-U.S. governmental agency, which the Administrator, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience. Participant understands that the Company is under no obligation to register or qualify the Shares subject to the Restricted Stock Units with any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with Applicable Laws.

17. Administrator Authority. The Administrator has the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20. Agreement Severable. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21. Modifications to the Award Agreement. The Plan and this Award Agreement constitute the entire understanding of the parties on the subjects covered herein. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein or in the Plan, modifications to this Award Agreement can be made only in an express written contract executed by Participant and a duly authorized officer of the Company.

22. Code Section 409A. The Award Agreement is intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event the Award Agreement is subject to Code Section 409A, the Company may, in its sole discretion and without Participant’s prior consent, amend the Plan and/or the Award Agreement, adopt policies and procedures, or take any other actions as deemed appropriate by the Company to (i) exempt the Plan and/or the Award Agreement from the application of Code Section 409A, (ii) preserve the intended tax treatment of the Award Agreement or (iii) comply with the requirements of Code Section 409A. Notwithstanding anything contained herein to the contrary, in no event shall the Company or any Subsidiary have any liability or obligation to any Participant or any other person in the event that the Plan or the Award Agreement is not exempt from, or compliant with, Code Section 409A.

Furthermore, notwithstanding anything in this Agreement to the contrary, any Restricted Stock Units that become vested under this Agreement as of the date or at a time that is by reference to Participant’s termination as a Service Provider and that constitute an item of non-qualified deferred compensation subject to Code Section 409A shall not be settled unless Participant experiences a “separation from service” within the meaning of Code Section 409A (a “Separation from Service”); provided that if Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Separation from Service (as determined according to the methodology established by the Company as in effect on the date of Participant’s termination as a Service Provider), the Restricted Stock Units shall instead be settled on the first business day that is after the earlier of (i) the date that is six months following the date of the Separation from Service or (ii) the date of Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2) of the Code, or any successor provision thereto.

23. Effect of Plan. By accepting the Restricted Stock Units, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understands the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

24. Governing Law; Venue. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Arizona, and agree that such litigation will be conducted solely in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona in Maricopa County, Arizona, and no other courts.

25. Insider Trading Restrictions/Market Abuse Laws. By accepting the Restricted Stock Units, Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. Participant further acknowledges that, depending on Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

26. Agreement. Participant’s acceptance of the Restricted Stock Units by signing below or by otherwise accepting the Restricted Stock Units following such procedures as established by the Company (including an online acceptance process) constitute Participant’s agreement to be bound by the terms and conditions of this Award Agreement and the Plan. The Company may refuse to allow Participant to vest in the Restricted Stock Units unless Participant has signed this Award Agreement or otherwise accepted the Restricted Stock Units following such procedures as established by the Company (including an online acceptance process).

PARTICIPANT	AMKOR TECHNOLOGY, INC.

Signature:	By:

Print Name:	Title:

Address:

APPENDIX TO

AMKOR TECHNOLOGY, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL TIME-VESTED RESTRICTED STOCK UNIT AWARD AGREEMENT

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and/or the Global Time-Vested Restricted Stock Unit Award Agreement.

Terms and Conditions

This Appendix includes general terms and conditions for all non-U.S. Participants and additional terms and conditions that govern the Restricted Stock Units if Participant works and/or resides in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or if Participant transfers employment and/or residency to a different country after the Restricted Stock Units are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to Participant.

Notifications

This Appendix also includes information regarding certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, Participant should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Restricted Stock Units vest or Participant sells any Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation. As a result, the Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s individual situation.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing (or is considered as such for local law purposes), or if Participant transfers employment and/or residency to a different country after the Restricted Stock Units are granted, the information contained in this Appendix may not be applicable to Participant in the same manner.

1

GENERAL TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. PARTICIPANTS

1. Data Privacy Information and Consent.

(a) Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Participant’s consent.

(b) Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. and certain of its affiliates (“E*TRADE”), an independent service provider which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with E*TRADE and such other service providers, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and E*TRADE are based in the U.S., which means that it will be necessary for Data to be transferred to, and processed in, the U.S. Participant’s country or jurisdiction may have different data privacy laws and protections than the U.S. The Company’s legal basis for the transfer of Data, where required, is Participant’s consent.

(d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s period as a Service Provider. When the Company and/or the Service Recipient no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable.

(e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s salary from or employment or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Restricted Stock Units or other equity awards to Participant under the Plan or administer or maintain such awards.

(f) Data Subject Rights. Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact his or her local human resources representative.

(g) Other Legal Basis and Additional Consent. Participant understands that the Company may rely on a different legal basis for the collection, processing or transfer of Data in the future and/or request Participant to provide another data privacy consent. If applicable, upon request of the Company or the Service Recipient, Participant will provide a separate executed data privacy agreement (or any other agreements or consents) that the Company and/or the Service Recipient may deem necessary to obtain from Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such agreement requested by the Company and/or the Service Recipient.

2

2. Nature of Grant. By accepting the Restricted Stock Units, Participant acknowledges, understands, and agrees that:

(a) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(b) all decisions with respect to future restricted stock unit or other grants, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) the Restricted Stock Units and any Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(e) unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

(f) the Restricted Stock Units and any Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

(g) the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Participant is providing service or the terms of the Participant’s employment or other service agreement, if any);

(i) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(j) neither the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the Restricted Stock or the subsequent sale of any Shares subject to the Restricted Stock Units.

3. Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. If Participant has received this Award Agreement, or any other documents related to the Restricted Stock Units and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

4. Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect Participant’s ability acquire or hold Restricted Stock Units, Shares or cash received from participating in the Plan (including dividends and the

3

proceeds arising from the sale of Shares) in a brokerage/bank account outside Participant’s country. The applicable laws of Participant’s country may require that he or she report such Restricted Stock Units, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to Participant’s country within a certain time period or according to certain procedures. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with Applicable Laws.

4

ADDITIONAL TERMS AND CONDITIONS FOR CERTAIN COUNTRIES

KOREA

Notifications

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authorities and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end during a calendar year. Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

SINGAPORE

Terms and Conditions

Restriction on Sale of Shares. The Restricted Stock Units are subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and Participant will not be able to make any subsequent offer to sell or sale of the Shares in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant, (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA or (3) pursuant to, and in accordance with, the conditions of any other applicable exemptions under the SFA.

Notifications

Securities Law Information. The offer of the Plan, the grant of the Restricted Stock Units, and the issuance of the Shares subject to the Restricted Stock Units are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification. Participant understands and acknowledges that if Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or providing services in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Restricted Stock Units) in the Company. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares (including when Participant sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of Participant’s interests in the Company within two days of becoming a director, associate director or shadow director.

5